EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Tejon Ranch Co. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his own knowledge:

•	The Annual Report of the Company on Form 10-K for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.
A signed original of this written statement required by Section 906 has been provided to Tejon Ranch Co. and will be retained by Tejon Ranch Co., and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	March 10, 2017

/s/ Gregory S. Bielli
Gregory S. Bielli
Chief Executive Officer

/s/ Allen E. Lyda
Allen E. Lyda
Chief Financial Officer

/s/ Robert D. Velasquez
Robert D. Velasquez
Vice President of Finance and Chief Accounting Officer